                                                              EXHIBIT 99.(10)(A)

Sutherland                                       1275 Pennsylvania Avenue, N.W.
Asbill &                                           Washington, D.C.  20004-2415
Brennan LLP                                                        202.383.0100
                                                               fax 202.637.3593
ATTORNEYS AT LAW                                                 www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                  October 24, 2002


The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

            Re:   TIAA-CREF Life Insurance Company
                  Registration Statement on Form N-4
                  File Nos. 333-61761 and 811-08963

Ladies and Gentlemen:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 6 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Sincerely,

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:          /s/ Steven B. Boehm
                                                       -------------------------
                                                       Steven B. Boehm



Atlanta   -    Austin    -    New York    -    Tallahassee   -    Washington DC